Exhibit 107.1

Calculation of Filing Fee Tables

Form SF-3

(Form Type)

Capital One Funding, LLC

(Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(a)(b)	Proposed Maximum Offering Price Per Unit(c)	Maximum Aggregate Offering Price(c)	Fee Rate	Amount of Registration Fee(d)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Notes	457(o)	$2,450,000,000	100%	$2,450,000,000	$153.10 per $1,000,000 of the maximum aggregate offering price	$375,095.00

	Asset-Backed Securities	COMT Collateral Certificate(d)	Other	$2,450,000,000

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Asset-Backed Securities	Notes	415(a)(6)(e)	$21,550,000,000(e)	100%	$21,550,000,000(e)			SF-3	333-262382, 333-262382-01 and 333-262382-02	March 9, 2022	$1,997,685.00(e)

Carry Forward Securities	Asset-Backed Securities	COMT Collateral Certificate(d)	Other

	Total Offering Amounts					$24,000,000,000(e)		$375,095.00 (e)

	Total Fees Previously Paid							$0(e)

	Total Fee Offsets							N/A

	Net Fee Due							$375,095.00 (e)
(a)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b)

With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.

(c)	Estimated solely for the purpose of calculating the registration fee.

(d)

This Registration Statement and the prospectus included herein also relate to a COMT Collateral Certificate, which is pledged as security for the Notes, and which, pursuant to regulations of the Securities and Exchange Commission (the “Commission”), is deemed to constitute part of any distribution of the Notes. No additional consideration will be paid by the purchasers of the Notes for the COMT Collateral Certificate and, pursuant to Rule 457(t) under the Securities Act, no separate registration fee for the COMT Collateral Certificate is required to be paid.

(e)

Pursuant to Rule 415(a)(6) of the Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the registrant is including the above carry forward securities in this registration statement. The registrant previously filed a registration statement on Form SF-3 (File Nos. 333-262382, 333-262382-01 and 333-262382-02) (as amended, the “Prior Registration Statement”) with the Commission, which became effective on March 9, 2022. Pursuant to the Prior Registration Statement, there are $21,550,000,000 of registered but unsold securities thereunder as of the date of this registration statement (the “Unsold Securities”). A filing fee of $1,997,685.00 was previously paid in connection with the Unsold Securities. The amount of carry forward securities may be lower than the amount included in Table 1 above if any portion of the Unsold Securities is offered and sold from the Prior Registration Statement during the Rule 415(a)(5) grace period prior to effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources†

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

†	Table 2 is not applicable to this Registration Statement.

Table 3: Combined Prospectuses††

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Fee Offset Claims

††	Table 3 is not applicable to this Registration Statement.